               SUBSIDIARIES OF KINDERCARE LEARNINGS CENTERS, INC.
               --------------------------------------------------

                                         State or Jurisdiction of          Approximate Percentage
Name of Subsidiary                            Incorporation            of Voting Securities Owned
------------------                       ------------------------       --------------------------
KC Development Corp.                             Delaware                         100%

KC Hedging Corp.                                 Delaware                         100%

KinderCare Learning Centres Limited              Delaware                         100%

KinderCare Properties Limited                    Delaware                         100%

KinderCare Real Estate Corp.                     Delaware                         100%

Mini-Skools, Inc.                                Delaware                         100%

Mini-Skools, Limited                         Manitoba, Canada                     100%